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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 22, 1999, except for the effects of the stock split and reincorporation into Delaware described in Note 3 of the notes to the financial statements as to which the date is June 22, 1999, relating to the financial statements of US SEARCH.com Inc. as of December 31, 1998 and 1997 and for the each of the three years in the period ended December 31, 1998, which report is included in the Prospectus (File No. 333-76099) dated June 25, 1999.


/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP


Woodland Hills, CA
July 22, 1999